Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated December 30, 2024 with respect to the consolidated financial statements of CompoSecure Holdings, LLC contained in the Registration Statement of Resolute Holdings Management, Inc. on Form 10 (Commission File No. 001-42458), which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference of the aforementioned report in this Registration Statement on Form S-8.

/s/ GRANT THORNTON LLP

New York, New York

February 27, 2025